EXHIBIT 23.2

                 (CONSENT OF COUNSEL IS INCLUDED IN EXHIBIT 5)


Consent of Counsel

     The consent of Henry T. Meyer, Esq. is included in his opinion filed as
Exhibit 5 to this Registration Statement.